Exhibit 99.1

News Release
RAMBUS REPORTS THIRD QUARTER FINANCIAL RESULTS

Business and Financial Highlights:

•	Generated quarterly revenue of $69.7 million

•	Introduced family of DPA resistant cryptographic cores

•	Announced DDR4/3 PHY interoperability with Northwest Logic

•	GAAP diluted net income per share of $0.05; non-GAAP diluted net income per share of $0.13
SUNNYVALE, Calif. - October 20, 2014 - Rambus Inc. (NASDAQ:RMBS), the innovative technology solutions company that brings invention to market, today reported financial results for the third quarter ended September 30, 2014.

GAAP Financial Results:
Revenue for the third quarter of 2014 was $69.7 million, down 9% on a sequential basis from the second quarter of 2014 primarily due to a one-time catch-up payment from the new license agreement signed with Qualcomm during the second quarter of 2014 and lower royalty revenue from NVIDIA. As compared to the third quarter of 2013, revenue was down 5% primarily due to lower royalty revenue from Samsung and NVIDIA, offset by the license agreements signed with Qualcomm and Micron Technology.

Revenue for the nine months ended September 30, 2014 was $224.5 million, which was up 13% over the prior year period, primarily due to the license agreements signed with SK hynix, Micron Technology, Nanya Technology Corporation and Qualcomm, partially offset by lower royalty revenue from Samsung.

Total operating costs and expenses for the third quarter of 2014 were $55.2 million, 2% lower than the previous quarter and 14% lower than the third quarter of 2013. Third quarter operating costs and expenses of $55.2 million included $3.4 million of stock-based compensation expenses and $6.7 million of amortization expenses. In comparison, total operating costs and expenses for the second quarter of 2014 of $56.4 million included $4.9 million of stock-based compensation expenses, $6.8 million of amortization expenses and $1.0 million of retention bonus expense from acquisitions. Total operating costs and expenses for the third quarter of 2013 were $64.2 million, which included $3.4 million of stock-based compensation expenses, $8.1 million of impairment of goodwill, $1.1 million of restructuring charges, $7.4 million of amortization expenses and $1.5 million of retention bonus expense from acquisitions. The change in total operating costs and expenses in the third quarter of 2014 as compared to the second quarter of 2014 was primarily due to decreased stock-based compensation expenses and retention bonus expense from acquisitions. The change in total operating costs and expenses in the third quarter of 2014 as compared to the third quarter of 2013 was primarily attributable to impairment of goodwill and restructuring charges in the third quarter of 2013 and lower retention bonus expense from acquisitions partially offset by higher cost of sales associated with the sale of lighting products and bonus expense.

Total operating costs and expenses for the nine months ended September 30, 2014 were $166.8 million, 8% lower than the nine months ended September 30, 2013. The nine months operating costs and expenses of $166.8 million included $11.2 million of stock-based compensation expenses, $20.3 million of amortization expenses and $2.5 million of retention bonus expense from acquisitions. This is compared to total operating costs and expenses for the nine months ended September 30, 2013 of $181.8 million, which included $11.9 million of stock-based compensation expenses, $8.1 million of impairment of goodwill, $3.3 million of restructuring charges, $8.5 million one-time reversal of accrued SK hynix related litigation costs, $21.4 million of amortization expenses and $8.9 million of retention bonus expense from acquisitions. The change in total operating costs and expenses was primarily attributable to impairment of goodwill and restructuring charges in 2013 and lower retention bonus expense from acquisitions, partially offset by higher cost of sales associated with the sale of lighting products and as a result of the one-time reversal of accrued SK hynix related litigation costs in the second quarter of 2013.

Net income for the third quarter of 2014 was $5.5 million as compared to net income of $5.0 million in the second quarter of 2014 and net loss of $5.7 million in the third quarter of 2013. Diluted net income per share for the third quarter of 2014 was

$0.05 as compared to diluted net income per share of $0.04 in the second quarter of 2014 and diluted net loss per share of $0.05 in the third quarter of 2013.

Net income for the nine months ended September 30, 2014 was $18.4 million as compared to a net loss of $24.0 million for the same period of 2013. Diluted net income per share for the nine months ended September 30, 2014 was $0.16 as compared to a diluted net loss per share of $0.21 for the same period of 2013.

Non-GAAP Financial Results (1):

Total non-GAAP operating costs and expenses in the third quarter of 2014 were $45.1 million, 3% higher than the previous quarter, and 5% higher than the third quarter of 2013.

Total non-GAAP operating costs and expenses for the nine months ended September 30, 2014 were $132.8 million as compared to $136.2 million in the same period of 2013 due primarily to lower general litigation expenses offset by higher cost of sales associated with the sale of lighting products.

Non-GAAP net income in the third quarter of 2014 was $14.8 million, 22% lower than the prior quarter and 15% lower than the third quarter of 2013. Non-GAAP diluted net income per share was $0.13 in the third quarter of 2014 as compared to $0.16 in the prior quarter and $0.15 in the third quarter of 2013.

Non-GAAP net income for the nine months ended September 30, 2014 was $53.4 million as compared to $33.3 million in the same period of 2013. Non-GAAP diluted net income per share was $0.45 for the nine months ended September 30, 2014 as compared to non-GAAP diluted net income per share of $0.29 for the nine months ended September 30, 2013.

Other Financial Highlights:

Cash, cash equivalents, and marketable securities as of September 30, 2014 were $271.1 million, an increase of $24.7 million from June 30, 2014.

During the third quarter of 2014, the Company recorded an income tax provision of approximately $5.3 million. As the Company continues to maintain a full valuation allowance against its U.S. deferred tax assets, the Company’s tax provision consists of primarily foreign withholding taxes.

Fourth Quarter 2014 Outlook:

For the fourth quarter of 2014, the Company expects revenue to be between $70 million and $75 million. Revenue is not without risk and includes expectations that the Company will sign new customers for patent as well as solutions licensing.

Conference Call:

The Company will host a conference call at 2:00 p.m. PT today to discuss its financial results. The call, audio and slides will be available online at investor.rambus.com. A replay will be available following the call as a webcast on the Rambus Investor Relations website and for one week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID#12537633.

(1)	Non-GAAP Financial Information:

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: operating costs and expenses, operating income (loss) and net income (loss). In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expenses, acquisition-related transaction costs and retention bonus expense, amortization expenses, costs of restatement and related legal activities, restructuring charges, impairment charges, severance costs, non-cash interest expense and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.
The Company’s non-GAAP financial measures reflect adjustments based on the following items:
Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.
Acquisition-related transaction costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the current periods’ portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods.

Restructuring charges. These charges may consist of severance, contractual retention payments, exit costs and other charges and are excluded because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Impairment of goodwill and long-lived assets. These charges consist of non-cash charges to goodwill and long-lived assets and are excluded because such charges are non-recurring and do not reduce the Company’s liquidity.
Amortization expense. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.
Costs of restatement and related legal activities. These expenses consist primarily of investigation, audit, legal and other professional fees related to the 2006-2007 stock option investigation and related litigation, as well as recoveries received from third parties. The Company excludes these costs and recoveries from its non-GAAP measures primarily because the Company believes that these non-recurring costs and recoveries have no direct correlation to the operation of the Company’s core business.
Non-cash interest expense on convertible notes. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.
Reversal of one-time litigation costs. These adjustments are a one-time litigation cost reversal of prior litigation costs accrued related to previously awarded costs that the Company was required to pay in connection with the SK hynix and Micron Technology litigation. The Company excludes these reversals from its non-GAAP measures because the Company believes that these reversals have no direct correlation to the operations of the Company’s core business and they are a one-time event.
Severance costs. These expenses relate to the separation payment to the Company’s former chief executive officer. The Company excludes these costs from its non-GAAP measures because the Company believes that these non-recurring costs have no direct correlation to the operations of the Company’s core business.
Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 36 percent, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits and deferred tax asset valuation allowance. Accordingly, the Company has applied the 36 percent tax rate to its non-GAAP financial results for all periods to assist the Company’s planning for future periods. The Company has provided below a reconciliation of its GAAP provision for income taxes and GAAP effective tax rate to the assumed non-GAAP provision for income taxes and non-GAAP effective tax rate.
On occasion in the future, there may be other items, such as significant gains or losses from contingencies that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 including relating to Rambus’ expectations regarding revenue for the fourth quarter of 2014 and estimated, fixed, long-term projected tax rates. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by Rambus’ management. Actual results may differ materially. Rambus’ business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission. Rambus undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

About Rambus Inc.

Rambus brings invention to market. Our customizable IP cores, architecture licenses, tools, services, and training improve the competitive advantage of our customers’ products while accelerating their time-to-market. Rambus products and innovations capture, secure and move data. For more information, visit www.rambus.com.
RMBSFN
Contacts:
Linda Ashmore
Corporate Communications
Rambus Inc.
(408) 462-8411
lashmore@rambus.com
Nicole Noutsios
Investor Relations
Rambus Inc.
(408) 462-8050
nnoutsios@rambus.com

Rambus Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2014	December 31, 2013
ASSETS

Current assets:
Cash and cash equivalents	$125,686	$338,696
Marketable securities	145,440	48,966
Accounts receivable	5,099	2,251
Prepaids and other current assets	7,959	8,253
Deferred taxes	1,379	205
Total current assets	285,563	398,371
Intangible assets, net	95,694	117,172
Goodwill	116,899	116,899
Property, plant and equipment, net	65,899	72,642
Deferred taxes, long-term	560	4,797
Other assets	2,542	3,498
Total assets	$567,157	$713,379

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,697	$7,001
Accrued salaries and benefits	11,840	33,448
Convertible notes, short-term	—	164,047
Other accrued liabilities	8,739	8,346
Total current liabilities	26,276	212,842
Long-term liabilities:
Convertible notes, long-term	113,692	109,629
Long-term imputed financing obligation	39,148	39,349
Other long-term liabilities	10,441	11,330
Total long-term liabilities	163,281	160,308
Total stockholders’ equity	377,600	340,229
Total liabilities and stockholders’ equity	$567,157	$713,379

Rambus Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenue:
Royalties	$64,009	$71,013	$207,387	$194,244
Contract and other revenue	5,703	2,281	17,131	3,835
Total revenue	69,712	73,294	224,518	198,079
Operating costs and expenses:
Cost of revenue (1)	10,540	8,958	31,199	22,857
Research and development (1)	27,014	27,553	81,580	91,178
Marketing, general and administrative (1)	18,200	18,698	55,639	57,956
Restructuring charges	—	1,129	39	3,335
Impairment of goodwill and long-lived assets	—	8,070	—	8,070
Gain from sale of intellectual property	—	—	(170)	(1,388)
Gain from settlement	(510)	(179)	(1,530)	(179)
Total operating costs and expenses	55,244	64,229	166,757	181,829
Operating income	14,468	9,065	57,761	16,250
Interest income and other income (expense), net	(549)	66	(432)	(1,373)
Interest expense	(3,059)	(8,552)	(21,755)	(23,290)
Interest and other income (expense), net	(3,608)	(8,486)	(22,187)	(24,663)
Income (loss) before income taxes	10,860	579	35,574	(8,413)
Provision for income taxes	5,347	6,304	17,214	15,558
Net income (loss)	$5,513	$(5,725)	$18,360	$(23,971)
Net income (loss) per share:
Basic	$0.05	$(0.05)	$0.16	$(0.21)
Diluted	$0.05	$(0.05)	$0.16	$(0.21)
Weighted average shares used in per share calculation
Basic	114,523	112,640	114,080	112,144
Diluted	118,206	112,640	117,540	112,144

_________
(1) Total stock-based compensation expense for the three and nine months ended September 30, 2014 and 2013 are presented as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Cost of revenue	$12	$7	$34	$12
Research and development	$1,648	$1,630	$5,574	$5,166
Marketing, general and administrative	$1,781	$1,726	$5,587	$6,707

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013

Operating costs and expenses	$55,244	$56,414	$64,229	$166,757	$181,829
Adjustments:
Stock-based compensation expense	(3,441)	(4,855)	(3,363)	(11,195)	(11,885)
Acquisition-related transaction costs and retention bonus expense	(6)	(1,028)	(1,512)	(2,469)	(8,909)
Amortization expense	(6,741)	(6,757)	(7,383)	(20,295)	(21,420)
Reversal of one-time litigation costs	—	—	—	—	8,482
Restructuring charges	—	—	(1,129)	(39)	(3,335)
Impairment of goodwill and long-lived assets	—	—	(8,070)	—	(8,070)
Severance costs	—	—	—	—	(514)
Costs of restatement and related legal activities	—	—	—	—	(19)
Non-GAAP operating costs and expenses	$45,056	$43,774	$42,772	$132,759	$136,159

Operating income	$14,468	$20,104	$9,065	$57,761	$16,250
Adjustments:
Stock-based compensation expense	3,441	4,855	3,363	11,195	11,885
Acquisition-related transaction costs and retention bonus expense	6	1,028	1,512	2,469	8,909
Amortization expense	6,741	6,757	7,383	20,295	21,420
Reversal of one-time litigation costs	—	—	—	—	(8,482)
Restructuring charges	—	—	1,129	39	3,335
Impairment of goodwill and long-lived assets	—	—	8,070	—	8,070
Severance costs	—	—	—	—	514
Costs of restatement and related legal activities	—	—	—	—	19
Non-GAAP operating income	$24,656	$32,744	$30,522	$91,759	$61,920

Income (loss) before income taxes	$10,860	$11,438	$579	$35,574	$(8,413)
Adjustments:
Stock-based compensation expense	3,441	4,855	3,363	11,195	11,885
Acquisition-related transaction costs and retention bonus expense	6	1,028	1,512	2,469	8,909
Amortization expense	6,741	6,757	7,383	20,295	21,420
Reversal of one-time litigation costs	—	—	—	—	(8,482)
Restructuring charges	—	—	1,129	39	3,335
Impairment of goodwill and long-lived assets	—	—	8,070	—	8,070
Severance costs	—	—	—	—	514

Costs of restatement and related legal activities	—	—	—	—	19
Impairment of investment	600	—	—	600	1,400
Non-cash interest expense on convertible notes	1,515	5,469	5,135	13,226	13,369
Non-GAAP income before income taxes	$23,163	$29,547	$27,171	$83,398	$52,026
GAAP provision for income taxes	5,347	6,395	6,304	17,214	15,558
Adjustment to GAAP provision for income taxes	2,992	4,242	3,478	12,810	3,171
Non-GAAP provision for income taxes	8,339	10,637	9,782	30,024	18,729
Non-GAAP net income	$14,824	$18,910	$17,389	$53,374	$33,297

Non-GAAP basic net income per share	$0.13	$0.17	$0.15	$0.47	$0.30
Non-GAAP diluted net income per share	$0.13	$0.16	$0.15	$0.45	$0.29
Weighted average shares used in non-GAAP per share calculation:
Basic	114,523	114,116	112,640	114,080	112,144
Diluted	118,206	117,398	116,052	117,540	115,833

Supplemental Reconciliation of GAAP to Non-GAAP Effective Tax Rate (1)

	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013

GAAP effective tax rate	49%	56%	1,089%	48%	185%
Adjustment to GAAP effective tax rate	(13)%	(20)%	(1,053)%	(12)%	(149)%
Non-GAAP effective tax rate	36%	36%	36%	36%	36%

(1)
For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 36 percent, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits and deferred tax asset valuation allowance. Accordingly, the Company has applied the 36 percent tax rate to its non-GAAP financial results for all periods to assist the Company’s planning for future periods.